UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

NATIONAL BANKSHARES, INC.
(Name of Registrant as Specified In Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER NICHOLAS T. CULLEN III
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Driver Management Company LLC (“Driver Management”), together with the other participants named herein (collectively, “Driver”), has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its highly-qualified director nominees at the 2023 annual meeting of shareholders of National Bankshares, Inc., a Virginia corporation (the “Company”).

On March 15, 2023, J. Abbott R. Cooper, Managing Member of Driver Management, made the following comments to F. Brad Denardo, President and Chief Executive Officer of the Company, in an email exchange initiated by another stockholder:

“Neglect by a board of its duties is rarely benign for long, no matter how it might appear. Given the almost non-existent stock ownership by management and the board, it isn’t surprising that they don’t think like shareholders.

It is worth noting that the board’s risk committee includes the CEO (a huge governance red flag) and no one with any capital markets expertise.”

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its highly-qualified director nominees at the 2023 annual meeting of shareholders of National Bankshares, Inc., a Virginia corporation (the “Company”).

DRIVER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, and Nicholas T. Cullen III.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 102,748 shares of Common Stock, par value $1.25 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity directly beneficially owns 78,507 shares of Common Stock, including 100 shares held in record name. Driver Management, as the general partner of Driver Opportunity and investment manager to certain separately managed accounts (the “SMAs”), may be deemed to beneficially own the (i) 78,507 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 24,241 shares of Common Stock held in the SMAs. Mr. Cooper, as the managing member of Driver Management, may be deemed to beneficially own the (i) 78,507 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 24,241 shares of Common Stock held in the SMAs. As of the date hereof, Mr. Cullen does not own beneficially or of record any securities of the Company.